UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2020

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-7660
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange
Preferred Stock Purchase Right	---	---

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On Sunday, March 15, Maxar Technologies Inc. (“Maxar” or “Company”) began phasing in the next stage of its COVID-19 response plan, escalating efforts to protect the health and safety of its team members, families, customers and communities. This is a proactive measure, as the Company has no confirmed cases of the illness among our workforce. Today all Maxar locations remain operational through a combination of work from home (WFH) and limited personnel working onsite for essential operations.

On March 16, 2020 the California counties of Santa Clara, San Francisco, Marin, San Mateo, Alameda and Contra Costa ordered their residents to stay home and avoid all unnecessary travel to slow the spread of the novel coronavirus. Maxar has manufacturing operations within its Space Infrastructure business in Palo Alto and San Jose, CA, both of which reside inside Santa Clara county. After preliminarily closing the facilities, the Company assessed the county’s order and determined it is exempt from the facility closure requirements of the order given the nature of the work performed at these facilities. As such, essential personnel began returning to work on March 19, 2020 with others remaining on WFH status.

The order by Santa Clara County represents a force majeure event and the Company has sent force majeure notices as appropriate to certain customers to protect its legal rights given the uncertain nature of the current pandemic and its near and long-term impacts on the cost and schedule of the numerous programs in the Company’s existing backlog. The Company is observing stress in its supplier base in and outside the United States and continues to monitor and assess the actual and potential COVID-19 or related force majeure impacts on the supply chain and the Company’s operations and customer commitments.

We have transitioned to a WFH posture across Maxar for all team members whose roles can be performed remotely, recognizing the increased impacts on families from school and community closures. Mission-critical roles that must be conducted from a Maxar location are an exception to the WFH protocol. This approach protects our ongoing business operations and supports our efforts to continue to meet critical customer commitments.

By reducing the overall workforce present at each site, we reduce the exposure risk for all team members and enhance protection of those team members who need to continue to work in a Maxar site. Our policies are part of a greater collective effort across communities and regions to flatten the curve on COVID-19 case volumes to avoid overwhelming the capacity of the healthcare system.

The Company is currently assessing impacts of COVID-19, including the Santa Clara order, on employees, customers, suppliers, and the productivity of the work being done – all of which to some extent will affect future revenue, earnings, and cash flow.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and other information included in this Current Report constitute “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) under applicable securities laws. Statements including words such as “may”, “will”, “could”, “should”, “would”, “plan”, “potential”, “intend”, “anticipate”, “believe”, “estimate” or “expect” and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this Current Report.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this Current Report. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company’s continuous disclosure materials filed from time to time with Canadian and U.S. securities regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company’s SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this Current Report are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this Current Report or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this Current Report as a result of new information or future events, except as may be required under applicable securities legislation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 19, 2020	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary